UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 16, 2006

Danaher Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-08089	59-1995548
(Commission File Number)	(IRS Employer Identification No.)

2099 Pennsylvania Ave., N.W., 12th Floor, Washington, D.C.	20006-1813
(Address of Principal Executive Offices)	(Zip Code)

202-828-0850

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Danaher Corporation, a Delaware corporation (the “Company”), hereby amends Items 2.01 and 9.01 of its Current Report on Form 8-K (Date of Report: May 22, 2006) in their entirety to read as follows:

Item 2.01. Completion of Acquisition or Disposition of Assets

On April 12, 2006, the Company announced that it had entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, Smile Acquisition Corp., a Delaware corporation and an indirect wholly owned subsidiary of the Company (the “Purchaser”), and Sybron Dental Specialties, Inc., a Delaware corporation (“Sybron” or “Sybron Dental”).

Pursuant to the Merger Agreement, Purchaser commenced a cash tender offer to acquire all of Sybron’s common stock, par value $.01 per share, including the associated preferred stock purchase rights (the “Rights”) (which Rights together with the shares of the Company’s common stock are hereinafter referred to as the “Shares”), at a price of $47.00 per share upon the terms and subject to the conditions disclosed in the Offer to Purchase on Schedule TO (as amended or supplemented from time to time) filed by the Company and Purchaser with the Securities and Exchange Commission on April 18, 2006 (the “Offer”).

The Offer expired at 12:00 Midnight, New York City time, on May 15, 2006. Based upon information provided by Computershare Trust Company, N.A., the depositary for the Offer, 34,044,814 Shares were validly tendered and not withdrawn, including 3,204,796 Shares tendered by notice of guaranteed delivery, which represents approximately 83.95% of all issued and outstanding Shares. All Shares validly tendered and not withdrawn prior to the expiration were accepted for payment by Purchaser.

The Company and Purchaser elected to provide a subsequent offering period pursuant to Rule 14d-11 of the Securities Exchange Act of 1934 for Shares not yet tendered, during which all properly tendered Shares were accepted and tendering stockholders received $47.00 per share. The subsequent offering expired at 12:00 Midnight, New York City time, on May 18, 2006. Based upon information provided by the depositary for the Offer, 38,958,190 Shares were validly tendered and not withdrawn pursuant to the Offer, including Shares tendered during the subsequent offer period (and also including 851,655 Shares tendered by notice of guaranteed delivery), which represents approximately 96.07% of all issued and outstanding Shares.

All Shares accepted for payment by Purchaser pursuant to the Offer or the subsequent offer period have been paid for.

On May 19, 2006, Purchaser merged with and into Sybron and Sybron become an indirect wholly owned subsidiary of the Company. The Merger was implemented on an expedited basis pursuant to the short-form merger procedure available under Delaware law. On that date, the Shares ceased to be traded on the New York Stock Exchange.

Attached hereto as Exhibit 99.1 is a copy of a press release issued by Danaher and Sybron dated May 16, 2006, which is incorporated herein by reference. Attached hereto as Exhibit 99.2 is a copy of a press release issued by Danaher and Sybron dated May 19, 2006, which is incorporated herein by reference. Attached hereto as Exhibit 99.3 is a copy of a press release issued by Danaher dated May 19, 2006, which is incorporated herein by reference.

On May 22, 2006, the Company filed a Current Report on Form 8-K stating that it had completed the acquisition of Sybron and that the financial statements and pro forma financial information required under Item 9.01 would be filed within 71 calendar days after May 22, 2006. This amended Current Report on Form 8-K contains the required financial statements and pro forma financial information.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired

The audited consolidated financial statements of Sybron as of September 30, 2005 and the related consolidated statements of income, stockholders’ equity and comprehensive income and cash flows for each of the years in the three year period ended September 30, 2005 are filed as Exhibit 99.5 to this amendment and incorporated herein by this reference.

The unaudited financial statements of Sybron Dental Specialties, Inc. as of March 31, 2006 and for the three and six months ended March 31, 2006 are included as Exhibit 99.6 and incorporated herein by reference.

(b) Unaudited Pro Forma Financial Information

The unaudited pro forma condensed combined financial statements with respect to the transaction described in Item 2.01 are filed as Exhibit 99.4 to this amendment and incorporated herein by reference.

(c) Exhibits

EXHIBIT INDEX

Exhibit No.	Description
23.1	Consent of KPMG LLP, independent registered public accounting firm

99.1*	Text of press release issued by Danaher and Sybron dated May 16, 2006

99.2*	Text of press release issued by Danaher and Sybron dated May 19, 2006

99.3*	Text of press release issued by Danaher dated May 19, 2006

99.4	Unaudited Pro Forma Condensed Combined Statement of Earnings

99.5	Financial statements of Sybron Dental Specialties, Inc. as of September 30, 2005 and for the three years ended September 30, 2005

99.6	Unaudited financial statements of Sybron Dental Specialties, Inc. as of March 31, 2006 and for the three and six months ended March 31, 2006

*	Previously filed

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DANAHER CORPORATION

By:	/s/ Daniel L. Comas
Name:	Daniel L. Comas
Title:	Executive Vice President and Chief Financial Officer

Dated: July 28, 2006

EXHIBIT INDEX

Exhibit No.	Description
23.1	Consent of KPMG LLP, independent registered public accounting firm

99.1*	Text of press release issued by Danaher and Sybron dated May 16, 2006

99.2*	Text of press release issued by Danaher and Sybron dated May 19, 2006

99.3*	Text of press release issued by Danaher dated May 19, 2006

99.4	Unaudited Pro Forma Condensed Combined Statement of Earnings

99.5	Financial statements of Sybron Dental Specialties, Inc. as of September 30, 2005 and for the three years ended September 30, 2005

99.6	Unaudited financial statements of Sybron Dental Specialties, Inc. as of March 31, 2006 and for the three and six months ended March 31, 2006

*	Previously filed